     As filed with the Securities and Exchange Commission on April 1, 1999
                                                     Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ----------

                         VARIAN SEMICONDUCTOR EQUIPMENT
                                ASSOCIATES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                  ----------

                    Delaware                   77-0501994
        (State or Other Jurisdiction of    (I.R.S. Employer
         Incorporation or Organization)     Identification No.)

                                3050 Hansen Way
                              Palo Alto, CA 94304

                    (Address of Principal Executive Offices)

                                  ----------

                Varian Semiconductor Equipment Associates, Inc.
                               Omnibus Stock Plan
                            (Full Title of the Plan)
                                  ----------
                             Ernest L. Godshalk III
                            Chief Financial Officer
                Varian Semiconductor Equipment Associates, Inc.
                                3050 Hansen Way
                              Palo Alto, CA 94304
                    (Name and Address of Agent For Service)


                                 (650) 493-4000
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                    Leslie P. Jay, Esq.                                            David A. Westenberg
                 Geoffrey P. Leonard, Esq.                                         Hale and Doerr LLP
             Orrick, Herrington & Sutcliffe LLP                                      60 State Street
             Old Federal Reserve Bank Building                              Boston, Massachusetts 02109-1803
                     400 Sansome Street                                                (617) 526-6626
            San Francisco, California 94111-3143
                       (415) 392-1122

                                    CALCULATION OF REGISTRATION FEE


=============================================================================================================
                                         Amount            Proposed              Proposed         Amount of
                                          To Be        Maximum Offering     Maximum Aggregate   Registration
Title of Securities to be Registered   Registered      Price Per Share(1)   Offering Price (1)       Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, (2)
     par value $.01 per share...   13,000,000 shares      $12.40625           $161,281,250        $44,836.19
=============================================================================================================

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $12.40625 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on March 26, 1999.

(2) Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
================================================================================

                                     PART I

Item 1.   Plan Information *

Item 2.   Registrant Information and Employee Plan Annual Information *


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

Item 3.  Incorporation of Certain Documents by Reference


         The Registration Statement on Form 10, as amended, previously filed by Varian Semiconductor Equipment Associates, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated by reference in this Registration Statement (including the description of the Registrant's common stock and amendments and reports to update that information).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities


         Inapplicable.

Item 5.  Interests of Named Experts and Counsel


         Inapplicable.

Item 6.  Indemnification of Directors and Officers


         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

         The Registrant's Restated Certificate of Incorporation and By-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Restated Certificate of Incorporation and By-laws.

Item 7.  Exemption From Registration Claimed


         Inapplicable.

Item 8.  Exhibits

         Exhibit
         Number   Name
         ------   ----

          5.1     Opinion of  Orrick, Herrington & Sutcliffe LLP.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Orrick, Herrington & Sutcliffe LLP is included in
                  Exhibit 5.1 to this Registration Statement.

         24.1     Powers of Attorney

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 1st of April, 1999.


                                    VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES,
                                    INC.
                                    (Registrant)


                                    By: /s/ Joseph B. Phair
                                       ---------------------------------
                                       Joseph B. Phair
                                       Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                        Date
        ---------                                  -----                        ----
*Richard A. Aurelio                       Director, President and             April 1, 1999
                                          Chief Executive Officer


/s/ Ernest L. Godshalk III                Chief Financial Officer             April 1, 1999
-----------------------------------   (Principal Financial Officer and
     Ernest L. Godshalk III            Principal Accounting Officer)

*J. Tracy O'Rourke                                Director                    April 1, 1999

*Ruth M. Davis                                    Director                    April 1, 1999

*Robert W. Dutton                                 Director                    April 1, 1999

*Angus A. MacNaughton                             Director                    April 1, 1999

    /s/ Joseph B. Phair
*By_____________________________
    Joseph B. Phair
    Attorney-in-fact

                                 EXHIBIT INDEX

         Exhibit
         Number         Name
         ------         ----
          5.1           Opinion of  Orrick, Herrington & Sutcliffe LLP.

         23.1           Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

         24.1           Powers of Attorney.